SECOND AMENDMENT
                                       TO
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Originally Effective March 1, 1994
Amended Effective September 13, 1996

                   Amended and Restated Effective July 1, 1998

     Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), pursuant to the power granted to it by Section 5.2 of the Countrywide Credit Industries, Inc. Supplemental Executive Retirement Plan, 1998 Amendment and Restatement (the "Plan"), hereby amends the Plan, as follows, effective as of June 30, 1999:

1.       Section 3.3 is amended and restated in its entirety to read as follows:

"3.3 Withholding and Payroll Taxes. When a Participant becomes vested hereunder and/or at such other time as taxes must be withheld and paid by the Employer in connection with benefits due hereunder and/or under any other nonqualified employee benefit plan(s) of the Employer, the Participant's Employer(s) shall withhold from the Participant's regular salary or bonus, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. In addition, the Participant's Employer(s), or the trustee of any Trust, shall withhold from any and all of the Participant's benefits distributed under this Article 3 and, if necessary, the Participant's wages, all federal, state and local income, employment and other taxes required to be withheld by the Employer(s) in connection with the benefits hereunder and/or under any other nonqualified employee benefit plan(s) of the Employer, in amounts to be determined in the sole discretion of the Employer."


The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.


                               Countrywide Credit
                                Industries, Inc.

                                       By:
                                Anne D. McCallion
                                Managing Director


                          Chief Administrative Officer

                                      Date:





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